Exhibit 1.1

UDR, INC.
Common Stock
($0.01 par value)
AMENDMENT NO. 1 TO THE
ATM EQUITY OFFERINGSM SALES AGREEMENT
July 29, 2014

Merrill Lynch, Pierce, Fenner & Smith Incorporated One Bryant Park New York, New York 10036	J.P. Morgan Securities LLC 383 Madison Avenue, 5th Floor New York, New York 10179

Citigroup Global Markets Inc. 388 Greenwich Street New York, New York 10013	Morgan Stanley & Co. LLC 1585 Broadway New York, New York 10036

Credit Suisse Securities (USA) LLC Eleven Madison Avenue New York, New York 10010
Ladies and Gentlemen:
Reference is made to the ATM Equity OfferingSM Sales Agreement dated April 4, 2012 (the “Agreement”) by and among UDR, Inc. (the “Company”) and Merrill Lynch, Pierce, Fenner & Smith Incorporated, Citigroup Global Markets Inc., Credit Suisse Securities (USA) LLC, J.P. Morgan Securities LLC, and Morgan Stanley & Co. LLC (collectively, the “Parties”). On July 29, 2014, the Company and United Dominion Realty, L.P. (the “Operating Partnership”) filed with the Securities and Exchange Commission (the “Commission”) an “automatic shelf registration statement” as defined under Rule 405 under the Securities Act of 1933, as amended (the “1933 Act”), on Form S-3 (File No. 333-197710) (the “Registration Statement”), in respect of certain of the Company’s and the Operating Partnership’s securities, in anticipation of the expiration of the Company’s automatic shelf registration statement on Form S-3 (File No. 333-176616) (the “Expiring Registration Statement”). The Parties wish to amend the Agreement to reference the Registration Statement instead of the Expiring Registration Statement (this “Amendment”). The Parties therefore hereby agree as follows:
1.Commission File Number. Section 1(a) of the Agreement is hereby amended so that the reference to the Commission file number of the automatic shelf registration statement on Form S-3 filed by the Company with the Commission shall be file number 333-197710.

2.Governing Law. THIS AMENDMENT TO THE AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REFERENCE TO ITS PRINCIPLES OF CONFLICTS OF LAW.

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Merrill Lynch, Pierce, Fenner & Smith
Incorporated
Citigroup Global Markets Inc.
Credit Suisse Securities (USA) LLC
J.P. Morgan Securities LLC
Morgan Stanley & Co. LLC
July 29, 2014
Page Two

3.Counterparts. This Amendment may be executed by any one or more of the parties hereto and thereto in any number of counterparts, each of which shall be deemed to be an original, but all such respective counterparts shall together constitute one and the same instrument. This Amendment may be delivered by any party by facsimile or other electronic transmission.

4.Agreement Remains in Effect. Except as provided herein, all provisions, terms and conditions of the Agreement shall remain in full force and effect. As amended hereby, the Agreement is ratified and confirmed in all respects.

Terms used herein but not otherwise defined are used herein as defined in the Agreement.

202872542v.2

Merrill Lynch, Pierce, Fenner & Smith
Incorporated
Citigroup Global Markets Inc.
Credit Suisse Securities (USA) LLC
J.P. Morgan Securities LLC
Morgan Stanley & Co. LLC
July 29, 2014
Page Three

If the foregoing is in accordance with your understanding of our agreement, please sign and return the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement between the Company and each of you.

Very truly yours,

UDR, Inc.

By:	/s/ Warren L. Troupe
Name:	Warren L. Troupe
Title:	Senior Executive Vice President

202872542v.2

Merrill Lynch, Pierce, Fenner & Smith
Incorporated
Citigroup Global Markets Inc.
Credit Suisse Securities (USA) LLC
J.P. Morgan Securities LLC
Morgan Stanley & Co. LLC
July 29, 2014
Page Four

The foregoing Amendment No. 1 to
the Agreement is hereby confirmed
and accepted as of the date first
above written.

Merrill Lynch, Pierce, Fenner & Smith Incorporated

By:	/s/ Jack Vissicchio
Name:	Jack Vissicchio
Title:	Co-Head of Americas Real Estate Investment Banking

Citigroup Global Markets Inc.

By:	/s/ Guy Dorsainvil
Name:	Guy Dorsainvil
Title:	Vice President

Credit Suisse Securities (USA) LLC

By:	/s/ Andrew D. Richard
Name:	Andrew D. Richard
Title:	Managing Director

J.P. Morgan Securities LLC

By:	/s/ James F. Smith
Name:	James F. Smith
Title:	Managing Director

Morgan Stanley & Co. LLC

By:	/s/ Tom Boyle
Name:	Tom Boyle
Title:	Executive Director

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